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                                                                 EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement of our report, dated February 10, 1995, relating to the financial statements of First American National Bank, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                           /s/ McGladrey & Pullen, LLP


Phoenix, Arizona
April 24, 1995